UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2013

MITEK SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35231	87-0418827
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)

8911 Balboa Ave., Suite B, San Diego, California 92123

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 309-1700

N/A

(Former name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 27, 2013, Mitek Systems, Inc. (the “Company”) issued a press release announcing that it has been selected to join the Russell 3000® and Russell Global Indexes when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indexes on June 28, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 27, 2013.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to the addition of the Company to the Russell 3000® and Russell Global Indexes and other statements that are not purely statements of historical fact. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at http://www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in the forward-looking statements contained herein and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITEK SYSTEMS, INC.

By:	/s/ Russell C. Clark
Russell C. Clark
Chief Financial Officer

Date: June 27, 2013